Exhibit 10.38

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 26, 2019, by and between ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), and 37North Capital SPV 11, LLC (the “Lender”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

Recitals:

A. On the terms and subject to the conditions set forth in this Agreement, the Lender has agreed to loan to the Company, in one or more transactions (each such transaction, a “Loan”), up to $2,000,000.

B. Each Loan shall be evidenced by a convertible promissory note issued to the Lender, the form of which is attached hereto as Exhibit A (each, a “Note”), in the amount of such Loan.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and covenants set forth below, the parties, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. The following terms shall have the meanings set forth below:

(a) “Applicable Conversion Rate” means (i) with respect to any conversion on or prior to the Maturity Date, $5.00, and (ii) with respect to any conversion after the Maturity Date, the lower of (A) $5.00 and (B) 80.0% of the Ten-Day VWAP.

(b) “Common Stock” means the Company’s common stock, par value $0.0001 per share.

(c) “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes pursuant to Section 2(b).

(d) “Maturity Date” means the date that is six months after the date of this Agreement.

(e) “Outside Date” means the date that is 30 days after the date of this Agreement.

(f) “Principal Market” means the Nasdaq Capital Market.

(g) “Ten-Day VWAP” means the arithmetic average of the VWAP of the Common Stock for each day in the ten (10) consecutive trading day period ending and including the trading day immediately preceding the day on which the Lender delivers an Election Notice (as defined below) to the Company.

(h) “Transaction Documents” means this Agreement and the Notes.

(i) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg Financial Markets. If the VWAP cannot be calculated for such security on such date on any of the foregoing basis, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Lender. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

Section 2. Terms of the Notes.

(a) Issuance of the Notes. In connection with each Loan, the Company shall sell and issue to the Lender a Note in an amount equal to the amount loaned by the Lender to the Company with respect to such Loan. The Loans shall not bear interest, and each Loan shall mature on the Maturity Date. All or any portion of the outstanding amount of each Note shall be convertible pursuant to and in accordance with Section 2(b).

(b) Right to Convert the Notes.

(i)

Option to Convert. At any time and from time to time until the three-month anniversary of the Maturity Date, all or any portion of the outstanding amount of each Note may, at the Lender’s election, be converted into Conversion Shares. The number of Conversion Shares to be issued upon conversion pursuant to this Section 2(b)(i) shall be equal to the quotient obtained by dividing (A) the Applicable Conversion Amount (as defined below), by (B) the Applicable Conversion Rate. If the Lender elects to convert a Note into Conversion Shares pursuant to this Section 2(b)(i), in lieu of any fractional shares to which the Lender would otherwise be entitled, the Company shall pay the Lender cash equal to such fraction multiplied by the Conversion Rate. For purposes of this Agreement, the “Applicable Conversion Amount” means, on the date of determination and with respect to each Note, (w) for the period beginning on the date of issuance and ending on the day immediately preceding the Maturity Date, an amount equal to 100.0% of the amount of the Loan evidenced by such Note then outstanding; (x) on the Maturity Date, 136.0% of the amount of the Loan evidenced by such Note then outstanding (such amount, the “Enhanced Conversion Amount”); (y) for the period beginning on the day immediately following the Maturity Date and for a period of three months thereafter (such three-month period, the “Accrual Period”), an amount equal to (1) the Enhanced Conversion Amount then outstanding plus (2) an additional amount equal to 3.0% per month (prorated for any period of less than a full month) accrued on the amount described in clause (1); and (z) on any date after the Accrual Period, the amount then outstanding after giving effect to the accrual described in clause (y) during the Accrual Period (it being understood that no additional amount shall accrue after the expiration of the Accrual Period).

(ii)	Mechanics of Conversion.

(A)

If the Lender elects to convert all or any portion of the outstanding amount of any Note in accordance with this Section 2(b), the Lender shall provide the Company with written notice (the “Exercise Notice”) of its election pursuant to Section 8(e) hereof. The Exercise Notice shall be irrevocable and shall state the outstanding amount the Lender elects to convert.

(B)

The Company shall not be required to issue or deliver the Conversion Shares until the Lender has surrendered the Note to the Company. Any conversion pursuant to this Section 2(b) shall be deemed effective as of the date the Exercise Notice is delivered to the Company. As soon as reasonably practicable after the Company’s receipt of the Exercise Notice and the Note, the Company will thereafter deliver the Conversion Shares to the Lender. If the Lender elects to convert less than all of the outstanding amount of any Note, the Company shall also deliver to the Lender a replacement Note of like tenor in the amount of the indebtedness that was not so converted. In connection with any conversion pursuant to this Section 2(b), if requested by the Lender, the Company shall, at the Company’s expense, cause to be delivered to the Company’s transfer agent such legal opinions as the transfer agent may reasonably request for the Conversion Shares issued in connection with such conversion to be (1) issued without restrictive legends or (2) otherwise sold by the Lender under Rule 144.

(iii)	Certain Adjustments.

(A)

If the Company at any time on or after the date of issuance of any Note subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the date of issuance combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 2(b)(iii)(A) shall become effective immediately after the effective date of such subdivision or combination.

(B)

If there is a reorganization, or a merger or consolidation of the Company with or into any other entity which results in a conversion, exchange, or cancellation of the Common Stock, upon any subsequent conversion of any Note pursuant to Section 2(b), the holder of such Note will be entitled to receive the kind and amount of securities, cash, and other property or assets which the holder would have received if the holder had converted the Note into Common Stock in accordance with Section 2(b) immediately prior to the first of these events and had retained all the securities, cash, and other property or assets received as a result of those events.

(iv)

Limitation on Number of Shares Issuable. Notwithstanding anything herein to the contrary, the Company shall not issue any Conversion Shares, to the extent such shares, after giving effect to such issuance after conversion and when added to the number of Conversion Shares previously issued upon conversion of any of the Notes sold pursuant to this Agreement, would represent in excess of 19.9% of (A) the number of shares of Common Stock outstanding immediately after giving effect to such issuances or (B) the total voting power of the Company’s securities outstanding immediately after giving effect to such issuances that are entitled to vote on a matter being voted on by holders of the Common Stock.

Section 3. Closing Mechanics.

(a) Initial Closing. The initial closing (the “Initial Closing”) of the sale of one or more Notes in return for the initial Loan made by the Lender to the Company shall take place by the exchange of documents among the parties via facsimile or other electronic communication and shall be effective for all purposes as of the date of this Agreement (the “Initial Closing Date”). At the Initial Closing, (i) the Lender shall deliver the amount of the initial Loan made to the Company by wire transfer of immediately available funds and (ii) the Company shall deliver to the Lender one or more executed Notes in the aggregate amount of such Loan.

(b) Subsequent Closing. In one or more subsequent closings (each, a “Subsequent Closing”), the Company may sell additional Notes to the Lender, subject to the terms of this Agreement. Any Subsequent Closing shall be held on a date mutually agreeable to the Company and the Lender, provided that such sale shall not take place later than the Outside Date. Any Subsequent Closing shall take place by the exchange of documents among the parties via facsimile or other electronic communication and shall be effective for all purposes as of the date of the Subsequent Closing. At each Subsequent Closing, (i) the Lender shall deliver the amount of the Loan made to the Company by wire transfer of immediately available funds and (ii) the Company shall deliver to the Lender one or more executed Notes in the aggregate amount of the such Loan. Unless otherwise mutually agreed by the Company and the Lender, the amount of the Loan made to the Company at any Subsequent Closing shall not be less than $200,000.

Section 4. Repayment of the Loans.

(a) Generally. The Company hereby unconditionally promises to pay to the Lender in full in cash, to the extent not previously paid or converted pursuant to Section 2(b), the then-unpaid amount of all Loans on demand by the Lender at any time after the Maturity Date.

(b) Mandatory Prepayment. If, at any time prior to the Maturity Date, (i) the Company receives cash proceeds (the “Beatrix Proceeds”) from a resolution of the arbitration proceeding arising out of the Company’s salvage agreement relating to cargo from the wreck of the ship codenamed “Beatrix,” and (ii) the amount of the Beatrix Proceeds equals at least 155.0% of the then-unpaid amount of all Loans, then the Company shall repay in full the indebtedness outstanding under all the Notes by delivery of an amount equal to 155.0% of the then-unpaid amount of all Loans.

(c) Optional Prepayment. At any time prior to the Maturity Date, the Company may repay all (but not less than all) of the then-unpaid amount of all Loans by delivery of an amount equal to 155.0% of the then-unpaid amount of all Loans; provided, however, that the Company must provide the Lender notice (a “Prepayment Notice”) of its intention to repay the indebtedness at least ten days’ prior to the date of repayment. For the avoidance of doubt, if the Lender delivers an Exercise Notice to the Company within ten days after the Lender’s receipt of a Prepayment Notice, the outstanding amount of the Loans shall be converted in accordance with Section 2(b) instead of repaid pursuant to this Section 4(c).

Section 5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender that:

(a) Organization and Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted.

(b) Authorization. The Company has taken all corporate action necessary for the authorization, execution, and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes, the valid and enforceable obligations of the Company.

(c) Valid Issuance of Common Stock. The shares of Common Stock issuable upon conversion of the Notes, if and when issued, will be duly authorized and validly issued, fully paid, and nonassessable and, based in part upon the representations and warranties of the Lender in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

Section 6. Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Company that:

(a) Authorization. This Agreement constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Lender represents that it has full power and authority to enter into this Agreement.

(b) Purchase Entirely for Own Account. The Lender acknowledges that this Agreement is made with the Lender in reliance upon the Lender’s representation to the Company that the Notes and shares of Common Stock issuable upon conversion of the Notes (collectively, the “Securities”) will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Lender further represents that the Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c) Disclosure of Information. The Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d) Investment Experience. The Lender is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(e) Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

(f) Restricted Securities. The Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Each Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(g) Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

Section 7. Defaults and Remedies.

(a) Events of Default. The following events shall be considered Events of Default with respect to each Note:

(i)	the Company shall default in the payment of any amount outstanding on the Notes for more than thirty (30) days after demand by the Lender given at any time on or after the Maturity Date;

(ii)

the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;

(iii)

within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(iv)

the Company shall fail to observe or perform any other material obligation to be observed or performed by it under this Agreement or the Notes within 30 days after written notice from the holder to perform or observe the obligation.

(b) Remedies. Upon the occurrence of an Event of Default under Section 7(a) hereof, the Lender may exercise any and all remedies provided by law or in equity.

Section 8. Miscellaneous.

(a) Certain Rules of Construction. Any term defined herein in the singular form shall have a comparable meaning when used in the plural form, and vice versa. When used herein, (i) the words “hereof,” “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement and (ii) the terms “include,” “includes,” and “including” are not limiting. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless the context requires otherwise, derivative forms of any term defined herein shall have a comparable meaning to that of such term. The headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect any provision of this Agreement. References to the Sections, Schedules or Exhibits shall refer respectively to the sections, schedules or exhibits of this Agreement, unless otherwise expressly provided.

(b) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Lender. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c) Governing Law. This Agreement and the Notes shall be governed by and construed under the laws of the State of Florida.

(d) Expenses. Each of the parties shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement.

(e) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 8(e)):

If to the Company:    Odyssey Marine Exploration, Inc.

5215 W. Laurel Street

Suite 200

Tampa, Florida 33607

Attention: Chief Executive Officer

If to the Lender:        37North Capital SPV 11, LLC

71 Liberty Ship Way

Sausalito, CA 94965

Attention: Russell Stanley

(f) Entire Agreement; Amendments and Waivers. This Agreement, the Notes, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Lender. Any waiver or amendment effected in accordance with this Section 8(f) shall be binding upon each party to this Agreement and any holder of any Note purchased under this Agreement at the time outstanding and each future holder of all such Notes.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(h) Acknowledgement. In order to avoid doubt, it is acknowledged that the Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company as a result of any splits, recapitalizations, combinations or other similar transaction affecting the Common Stock issuable upon conversion of the Notes that occur prior to the conversion of the Notes.

(i) Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ODYSSEY MARINE EXPLORATION, INC.

By:	mark gordon (Nov 26, 2019)
Mark D. Gordon
Chief Executive Officer

37North Capital SPV 11, LLC

By:	Russell Stanley (Dec 6, 2019)
Russell Stanley
Managing Partner

Exhibit A

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

CONVERTIBLE PROMISSORY NOTE

No. 19-00[•]	Date of Issuance
$[•]	[•], 2019

FOR VALUE RECEIVED, ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), hereby promises to pay to 37North Capital SPV 11, LLC (the “Lender”), the principal sum of [                ] Dollars ($[                ]), together with all other amounts due under this Note. Unless earlier converted into Conversion Shares pursuant to Section 2(b) or repaid pursuant to Section 4 of the Note Purchase Agreement, dated November [•], 2019 (the “Purchase Agreement”), between the Company and the Lender, the principal amount outstanding and all other amounts due hereunder shall be due and payable by the Company on demand by the Lender at any time after Maturity Date (as defined in the Purchase Agreement).

This Note was issued pursuant to the Purchase Agreement, and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

Section 1. Payment. All payments shall be made in lawful money of the United States of America at the address of the holder of this Note reflected in the Company’s records or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest, if any, due and payable, and any remainder applied to principal. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

Section 2. Conversion of the Note. The Applicable Conversion Amount shall be convertible pursuant to and in accordance with the terms of Section 2(b) of the Purchase Agreement (subject to the limitations set forth in Section 2(b)(iv) of the Purchase Agreement). As promptly as practicable after the conversion of this Note, the Company at its expense shall, upon surrender of this Note, issue and deliver to the holder of this Note a certificate or certificates for the number of full Conversion Shares issuable upon such conversion.

Section 3. Events of Default and Remedies. If an Event of Default (as defined in the Purchase Agreement), the holder of this Note shall be entitled to exercise the remedies set forth in Section 7(b) of the Purchase Agreement.

Section 4. Lost Documents. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver in lieu of this Note a new note of the same series and of like tenor and unpaid principal amount.

Section 5. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note, and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

Section 6. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Lender. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

Section 7. Expenses. The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note (“Costs”) in endeavoring to collect any amounts payable hereunder that are not paid when due, whether by declaration or otherwise. The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

Section 8. Governing Law. This Note shall be governed by and construed under the laws of the State of Florida as applied to other instruments made by Florida residents to be performed entirely within the State of Florida.

ODYSSEY MARINE EXPLORATION, INC.

By:
Mark D. Gordon
Chief Executive Officer

[Signature Page to Secured Convertible Promissory Note]

Odyssey – 37 North NPA Execution Copy

Final Audit Report	2019-12-06

Created:	2019-11-26

By:	Laura Barton (laura@odysseymarine.com)

Status:	Signed

Transaction ID:	CBJCHBCAABAAtKVSSm1cUn1p_6DAVU4OU1x1P0nCoDPw

“Odyssey – 37 North NPA Execution Copy” History

Document created by Laura Barton (laura@odysseymarine.com)
2019-11-26 - 5:11:55 PM GMT- IP address: 204.148.69.38

Document emailed to mark gordon (mark@odysseymarine.com) for signature 2019-11-26 - 5:12:51 PM GMT

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Signed document emailed to mark gordon (mark@odysseymarine.com), chris@37northcapital.com, Russell Stanley (russell@37northcapital.com), Julee Hawkins (jhawkins@odysseymarine.com), and 1 more

2019-12-06 - 8:02:57 PM GMT